                                                                    Exhibit 10.3


                            PAINE WEBBER GROUP INC.

                   1994 EXECUTIVE INCENTIVE COMPENSATION PLAN

     1. Purposes. The purposes of this 1994 Executive Incentive Compensation Plan are to provide an incentive to executive officers and other selected key executives of Paine Webber Group Inc. ("PaineWebber") to contribute to the growth and annual profitability of PaineWebber and its subsidiaries, to encourage such executives to remain in the employ of PaineWebber, and to endeavor to qualify the compensation paid under the Plan for tax deductibility under Section 162(m) of the Code to the extent deemed appropriate by the Compensation Committee of the Board of Directors of PaineWebber.

     2. Definitions. For purposes of the Plan, the following terms shall be defined as set forth below:

           (a) "Annual Profits" shall mean the annual consolidated pre-tax operating income of PaineWebber for the Performance Period before accounting for incentive compensation and corporate charges and the cost of restructuring and discontinued operations.

           (b) "Award" shall mean a portion of the Award Pool payable to a Participant as determined pursuant to Section 4. Awards may be paid in cash, common stock of PaineWebber, and/or other awards authorized by PaineWebber's 1994 Executive Stock Award Plan and 1994 Stock Award Plan, as determined by the Committee. To the extent Awards are paid in a form other than cash, such payments shall count against the number of shares or awards reserved under the 1994 Executive Stock Award Plan or the 1994 Stock Award Plan.

           (c) "Award Pool" shall mean a pool of funds specified by the Committee, in accordance with Section 4, out of which Awards may be made to Participants.

           (d)  "Board" shall mean PaineWebber's Board of Directors.

           (e) "Change in Control" shall mean the occurrence of any of the following events:

           (i) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than PaineWebber, a subsidiary, any trustee or other fiduciary holding securities under an employee benefit plan of PaineWebber or a subsidiary, or any corporation owned, directly or indirectly, by the stockholders of PaineWebber in substantially the same proportions as their contemporaneous ownership of voting securities of PaineWebber, is or becomes a "20% Beneficial Owner." For purposes of this provision, a "20% Beneficial Owner" shall mean a person who is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of PaineWebber representing 20% or more of the combined voting power of PaineWebber's then-outstanding voting securities
                (a "20% Beneficial Owner"); provided that (A) the term
                "20% Beneficial Owner" shall not include any Beneficial Owner who has crossed such 20% threshold solely as a result of an acquisition of securities directly from PaineWebber, or solely as a result of an acquisition by PaineWebber of PaineWebber securities, until such time thereafter as such person acquires additional voting securities other than directly from PaineWebber and, after giving effect to such acquisition, such person would constitute a 20% Beneficial Owner and (B) with respect to any person who is and remains eligible to file a
                Schedule 13G pursuant to Rule 13d-1(b)(1) under the Exchange Act with respect to PaineWebber securities, there shall be excluded from the number of securities deemed to be beneficially owned by such person for purposes of determining whether such person is a 20% Beneficial Owner a number of securities representing 10% of the combined voting power of PaineWebber's then-outstanding voting securities;

          (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of PaineWebber, together with any new director (other than a director designated by a person who has entered into an agreement with PaineWebber to effect a transaction described in paragraph (i), (iii), or (iv) hereof) whose election by the Board or nomination for election by PaineWebber's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved (the "Continuing Directors"), cease for any reason to constitute at least a majority thereof;

         (iii) the stockholders of PaineWebber approve a merger, consolidation, recapitalization, or reorganization of PaineWebber, or a reserve stock split of any class of voting securities of PaineWebber, or the consummation of any such transaction if stockholder approval is not obtained, other than any such transaction which would result in at least 80% of the total voting power represented by the voting securities of PaineWebber or the surviving entity outstanding immediately after such transaction being beneficially owned by persons who together beneficially owned at least 80% of the combined voting power of the voting securities of PaineWebber outstanding immediately prior to such transaction, with the relative voting power of each such continuing holder compared to the voting power of each other continuing holder not substantially altered as a result of the transaction; provided that, for purposes of this paragraph
                (iii), such continuity of ownership (and preservation of relative voting power) shall be deemed to be satisfied if the failure to meet such 80% threshold (or to substantially preserve such relative voting power) is due solely to the acquisition of voting securities by an employee benefit plan of PaineWebber or such surviving entity or of any subsidiary of PaineWebber or such surviving entity;

          (iv) the stockholders of PaineWebber approve a plan of complete liquidation of PaineWebber or an agreement for the sale or disposition by PaineWebber of all or substantially all of PaineWebber's assets (or any transaction having a similar effect); or

           (v) any other event which the Board of Directors (or the Compensation Committee of the Board of Directors, if and to the extent that the Compensation Committee must exercise sole discretion under the matter in order to comply with applicable requirements of Rule 16b-3 under the Exchange Act) determines shall constitute a Change in Control for purposes of this Plan;

     provided that a Change in Control shall not be deemed to have occurred if, prior to the occurrence of a specified event that would otherwise constitute a Change in Control under paragraphs (i) through (iv) hereof, the Continuing Directors of PaineWebber then in office, by a majority vote thereof, determine that the occurrence of such specified event shall not be deemed to be a Change in Control hereunder or shall not be deemed to be a Change in Control with respect to a particular Participant under this Plan if the Change in Control results from actions or events in which such Participant is a participant in a capacity other than solely as an officer, employee or director of PaineWebber or its subsidiaries.

           (f) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

           (g) "Committee" shall mean the Compensation Committee of the Board, or such other Board committee as may be designated by the Board to administer the Plan; provided that the Committee shall consist solely of two or more directors, each of whom is a "disinterested person" within the meaning of Rule 16b-3 under the Exchange Act.

           (h) "Eligible Employee" shall mean each executive officer of PaineWebber, including those employed by subsidiaries, and other key executives selected by the Committee.

           (i) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

           (j) "PaineWebber" shall mean Paine Webber Group Inc. and shall include any corporation which is or hereafter becomes a subsidiary corporation of Paine Webber Group Inc. within the meaning of Section 424(f) of the Code.

           (k) "Participant" shall mean an Eligible Employee designated by the Committee to participate in the Plan for a designated Performance Period.

           (l) "Plan" shall mean this Paine Webber Group Inc. 1994 Executive Incentive Compensation Plan.

           (m) "Performance Period" shall mean the calendar year or such other shorter or longer period designated by the Committee, performance during all or part of which a Participant's entitlement to receive a payment of an Award is based.

     3. Administration. The Plan shall be administered by the Committee, no member of which shall be eligible to participate in the Plan. The Committee is authorized, subject to the provisions of the Plan, in is discretion, from time to time to select Participants; to grant Awards under the Plan; to establish, modify, or rescind such rules and regulations as it deems necessary for the proper administration of the Plan; and to make such determination and interpretations and to take such steps in connection with the Plan or the Awards granted thereunder as it deems necessary or advisable. All such actions by the Committee under the Plan or with respect to the Awards granted thereunder shall be final and binding on all persons. No member of the Committee shall be liable for any action taken, or determination made, in good faith.

     4.  Awards.

           (a) Creation of Award Pool. The Award Pool for each Performance Period shall equal 4.5% of Annual Profits in excess of $100 million and up to $870 million plus 5.5% of Annual Profits in excess of $870 million.

           (b) Allocation of Award Pool. Prior to the commencement of each Performance Period, the Committee shall allocate in writing, on behalf of each Participant, a portion of the Award Pool (not to exceed 33% on behalf of each Participant) to be paid for such Performance Period; provided that the allocation of the Award Pool for the 1994 Performance Period may occur no later than March 31, 1994.

           (c) Adjustments. The Committee is authorized at any time during or after a Performance Period, in its sole and absolute discretion, to reduce or eliminate the Award Pool or the portion of the Award Pool allocated to any Participant, for any reason, including changes in the position or duties of any Participant with PaineWebber or any subsidiary during a Performance Period, whether due to any termination of employment (including death, disability, retirement, or termination with or without cause) or otherwise. In addition, the Committee is authorized at any time during or after a Performance Period, in its sole and absolute discretion, to adjust or modify the calculation of Annual Profits, the Award Pool, and allocations thereunder, in order to prevent dilution or enlargement of the rights of the Participants, (i) in the event of any dividend or other distribution (whether in the form of cash, securities, or other property), recapitalization, reorganization, merger, consolidation, spin off, combination, repurchase, share exchange, liquidation, dissolution, or other similar corporate transaction or event, (ii) in recognition of any other unusual or nonrecurring events affecting PaineWebber, any subsidiary, or any business division or unit or the financial statements of PaineWebber or any subsidiary, or in response to changes in applicable laws, regulation, accounting principles, tax rates and regulations or business conditions, and (iii) in view of the Committee's assessment of the business strategy of the Company and divisions and subsidiaries thereof, performance of comparable organizations, economic and business conditions, personal performance of the Participant, and any other circumstances deemed relevant; provided that, unless otherwise determined by the Committee in its sole discretion, no such adjustment shall be authorized or made if and to the extent that such authority or the making of such adjustment would cause Awards to fail to quality as "performance-based compensation" under
     Section 162(m)(4)(C) of the Code and regulations thereunder (including Proposed Regulation 1.162-27(e)(2)).

           (d)  Payment of Awards.

           (i) Following the completion of each Performance Period, the Committee shall certify in writing the amount of the Award Pool and the Awards payable to Participants.

          (ii) Except as provided below, each Participant shall receive payment, in a cash lump sum, of his or her Award as soon as practicable following the determination in respect thereof made pursuant to this Section 4(d).

         (iii) The Committee may specify, either before or after completion of any Performance Period, that all or a portion of any Award shall be paid by issuance or delivery of shares of PaineWebber's common stock or other awards, including restricted stock and/or restricted units, as authorized by PaineWebber's 1994 Executive Stock Award Plan or 1994 Stock Award Plan, having a fair market value equal to the cash value of the Award that would otherwise have been payable. Such shares or other awards shall be subject to such conditions, including deferral of delivery, restrictions on transferability, and other terms and conditions as shall be specified by the Committee. The fair market value of any stock-based payment shall be determined by the Committee or under procedures established by the Committee. Unless otherwise determined by the Committee, the fair market value of PaineWebber common stock as of any given date shall be the mean between the high and low sales prices of PaineWebber common stock on the stock exchange or market on which the stock is primarily traded on the date as of which such value is being determined, or if there shall be no sale on that date, then on the basis of the average of the high and low sales prices of PaineWebber common stock on the nearest date before and the nearest date after the date on which such value is being determined.


          (iv) Each Participant shall have the right to defer receipt of part or all of any payment due with respect to an Award, subject to the terms, conditions and administrative guidelines of the PaineWebber Senior Officer Deferred Compensation Plan or other applicable deferred compensation plan of PaineWebber or its subsidiaries.

           (v) In the event a Participant terminates employment for any reason during a Performance Period or prior to Award payment, he or she (or his or her beneficiary, in the case of death) shall not be entitled to receive any Award for such Performance Period unless the Committee, in its sole and absolute discretion, elects to pay an Award to such Participant.

          (vi) In the event of the death of a Participant, any payments hereunder due to such Participant shall be paid to his or her beneficiary as designated in writing to the Committee or, failing such designation, to his or her estate, unless otherwise provided in an irrevocable deferral election form filed by the Participant. No beneficiary designation shall be effective unless it is in writing and received by the Committee prior to the death of the Participant.


         (vii) In the event of a Change in Control, the Award Pool shall be computed as if the Performance Period ended immediately prior to the Change in Control, and the Award Pool shall be computed by annualizing the amount of the Annual Profits achieved during the Performance Period. Notwithstanding Section 4(c), in the event of a Change in Control, the Committee shall not be authorized to reduce or eliminate the Award Pool or the portion of the Award Pool allocated to any Participant; provided that a Participant's Award to which he or she would otherwise be entitled shall be multiplied by a fraction, the numerator of which is the number of days in the Performance Period prior to the Change in Control and the denominator of which is 365. Any resulting amount hereunder due to a Participant shall be paid in a cash lump sum no later than fifteen (15) days after a Change in Control unless otherwise provided in an irrevocable deferral election form filed by the Participant prior to such event.

5.  General Provisions.

     (a) Taxes. PaineWebber or any subsidiary is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of PaineWebber common stock, or any payroll or other payment to a Participant, amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable PaineWebber and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority for PaineWebber to withhold or receive PaineWebber common stock or other property and to make cash payments in respect thereof in satisfaction of a Participant's tax obligations, either on a mandatory or elective basis in the discretion of the Committee.

     (b) Limitations on Rights Conferred under Plan and Beneficiaries. Neither status as a Participant nor receipt nor completion of a deferral election form shall be construed as a commitment that any Award will become payable under the Plan. Nothing contained in the Plan or in any documents related to the Plan or to any Award shall confer upon any Eligible Employee or Participant any right to continue as an Eligible Employee, Participant or in the employ of PaineWebber or a subsidiary or constitute any contract or agreement of employment, or interfere in any way with the right of PaineWebber or a subsidiary to reduce such person's compensation, to change the position held by such person or to terminate the employment of such Eligible Employee or Participant, with or without cause, but nothing contained in this Plan or any document related thereto shall affect any other contractual right of any Eligible Employee or Participant. No benefit payable under, or interest in, this Plan shall be transferable by a Participant except by will or the laws of descent and distribution or otherwise be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge.

     (c) Changes to the Plan and Awards. Notwithstanding anything herein to the contrary, the Board may, at any time, terminate or, from time to time, amend, modify or suspend the Plan and the terms and provisions of any Award theretofore awarded to any Participant which has not been settled (either by payment or deferral). No Award may be granted during any suspension of the Plan or after its termination. Any such amendment may be made without stockholder approval.

     (d) Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any amounts payable to a Participant pursuant to an Award, nothing contained in the Plan (or in any documents related thereto), nor the creation or adoption of the Plan, the grant of any Award, or the taking of any other action pursuant to the Plan shall give any such Participant any rights that are greater than those of a general creditor of PaineWebber; provided that the Committee may authorize the creation of trusts and deposit therein cash, stock, or other property or make other arrangements, to meet PaineWebber's obligations under the Plan. Such trusts or other arrangements shall be consistent with the "unfunded" status of the Plan unless the Committee otherwise determines with the consent of each affected Participant. The trustee of such trusts may be authorized to dispose of trust assets and reinvest the proceeds in alternative investments, subject to such terms and conditions as the Committee may specify in accordance with applicable law.


    (e) Non-Exclusivity of the Plan. Neither the adoption of the Plan by the Board not its submission to the stockholders of PaineWebber for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem necessary.

    (f) Governing Law. The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan, and any Award shall be determined in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws, and applicable federal law.

    (g) Effective Date. The Plan shall become effective on January 1, 1994, subject to subsequent approval thereof by PaineWebber's stockholders at the 1994 annual meeting and shall remain in effect until it has been terminated pursuant to Section 5(f).